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                                                            EXHIBIT 99.23(I)(2)

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420


                                October 17, 2000

Century Capital Management Trust
One Liberty Square
Boston, Massachusetts 02109


We hereby consent to the incorporation by reference into Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Trust (File No. 811-09561) of our opinion filed with Pre-Effective Amendment No. 2, and to any reference to our firm in such Registration Statement.


                                               /S/  PALMER & DODGE LLP
                                               PALMER & DODGE LLP